Exhibit 99.1

IMPORTANT SPECIAL MEETING INFORMATION Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X Special Meeting Proxy Card PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A Proposals — The Board of Directors recommends a vote FOR Proposals 1, 2, and 3. For Against Abstain + To consider and vote on a proposal to approve the Agreement and Plan of Merger, dated as of June 15, 2016 (the “Merger Agreement”), by and among Envision Healthcare Holdings, Inc., AmSurg Corp. and New Amethyst Corp., and the transactions contemplated by the Merger Agreement. For Against Abstain To consider and vote on a non-binding, advisory proposal to approve the compensation that may become payable to AmSurg’s named executive officers in connection with the consummation of the merger. For Against Abstain To consider and vote on a proposal to approve any motion to adjourn the AmSurg special meeting, if necessary or appropriate, to solicit additional proxies. B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below PLEASE SIGN HERE AND RETURN PROMPTLY. Please sign exactly as your name appears above. If registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians, attorneys, and corporate officers should show their full titles. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box.Signature 2 — Please keep signature within the box. IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A—C ON BOTH SIDES OF THIS CARD. +

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proxy — AMSURG CORP. Proxy Solicited by the Board of Directors for the Special Meeting of Shareholders to be Held on . The undersigned hereby appoints Christopher A. Holden and Claire M. Gulmi, and each of them, as proxies, with full power of substitution, to vote all shares of common stock of the undersigned as shown on the reverse side of this proxy at the Special Meeting of Shareholders of AmSurg Corp. (the “Company”), to be held on at . Your shares will be voted in accordance with your instructions. If no choice is specified, your shares will be voted in accordance with the recommendations of the Board of Directors for each of the proposals set forth on the reverse side of this proxy. (PLEASE DATE AND SIGN THIS PROXY ON THE REVERSE SIDE.) C Non-Voting Items Change of Address — Please print new address below. IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A – C ON BOTH SIDES OF THIS CARD.